                                                                    Exhibit 23.1

                       [PRICEWATERHOUSECOOPERS LETTERHEAD]

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Community Bank System, Inc. of our report dated January 26, 2004 relating to the financial statements, which appears in Community Bank System, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Syracuse, New York

March 11, 2004